Exhibit 99.1

Loop Media Reports Fiscal Third Quarter 2023 Financial Results

Approximate 20% SG&A Expense Reduction Target Achieved Q3 Revenue up 6% QoQ to $5.7 Million; Quarterly Active Units up 7% QoQ

Los Angeles, CA – August 8, 2023 – Loop Media, Inc. ("Loop Media" or "Loop" or the "Company") (NYSE American: LPTV), a leading multichannel digital video/TV streaming platform that provides curated music video and branded entertainment channels for businesses, is reporting financial and operating results for its fiscal third quarter ended June 30, 2023.

Fiscal Q3 2023 Summary

•	Revenue was $5.7 million.

•	Gross profit was $1.8 million, with gross margin of 31.8%.

•	Net loss was $(7.9) million or $(0.14) per share

•	Adjusted EBITDA (a non-GAAP financial measure defined below) was $(3.7) million.

•	As of June 30, 2023, we had 34,898 QAUs operating on our O&O Platform. We have a total of approximately 37,000 screens across our Partner Platforms.

Management Commentary

"I am pleased to report that we finished our fiscal third quarter stronger across all metrics than we initially announced in our guidance issued in May. In addition to achieving the forecasted approximate 20% SG&A expense reduction in the June quarter compared to our March quarter, we exceeded our revenue and gross profit margin forecasts. During the June quarter, we continued to focus on cost reductions while maintaining our attention on distribution. We also managed to secure a significant Partner Platform partner at the end of the quarter, which led to expansion in that business in the short-term," said Jon Niermann, CEO of Loop Media.

"The headwinds we experienced in advertising demand that began in our December quarter and that have continued during calendar 2023 have required us to revisit our cost structure and growth strategy in calendar 2023. To meet the challenges associated with this environment, we’ve continued to strengthen the foundation of our business while looking for ways to reduce costs and increase efficiencies. In our fiscal third quarter ending in June, we made some headcount cuts that helped strengthen our bottom line. That said, since our beginning, we’ve always taken pride in building a ‘lean’ organization, and we were able to absorb functions of eliminated personnel into existing positions. We had 73 full-time employees as of June 30, 2023. Going forward, we may need to make further tactical employee reductions in certain areas of our business, which may be offset by adding focused headcount in areas where we believe we can grow revenue and distribution. We also were deliberate with a slower pace of growth in QAUs in our O&O Platform business for the June quarter from the prior quarter as we looked to prioritize and incentivize the distribution of Loop Players in key advertising markets and geographies, as well as into more desirable out-of-home location types, like convenience stores, restaurants, bars, and other retail establishments. Thus, our result of a 7% QoQ increase in our third quarter. We also looked to reduce our presence in less desirable out-of-home locations, which offset and reduced our net distribution growth. This is part of the natural learning and development of our business – better targeting and focusing our time and investment on location types that we now know are more lucrative. We believe the focus on key markets and geographies will help deliver greater returns to us over time. Conversely, we were aggressive with our Partner Platform growth, resulting in a substantial increase of 50%, from 24,000 to 36,000 screens across our Partner Platform, at the end of Q3.”

“While we achieved quarterly revenue growth and an increase of screens in our Partner Plaform in the June Q3 quarter compared to the previous March quarter, we are still seeing a challenging macroeconomic environment coupled with continued headwinds in the advertising business. We believe that our business and distribution platforms are well placed to take advantage of any macro-economic market recovery and increase in advertising spend that may occur in 2023 and beyond," said Bob Gruters, Chief Revenue Officer of Loop Media.

"We aim to have a Loop presence in and deliver our service to the most desirable geographies and advantageous locations, thereby delivering our content to the widest audience that advertisers are looking to reach with their advertisements, products and services," Gruters continued. “Most importantly, we seek to achieve growth in our distribution in the top 20 markets in the United States, which we believe will deliver desired results with advertisers going forward.”

Fiscal Third Quarter (June 30) 2023 Financial Results

In the 2023 fiscal third quarter, revenue decreased approximately 47% to $5.7 million compared to $10.8 million in the same period in fiscal 2022. The decrease was primarily driven by a material slowdown in digital advertising spend due to the macroeconomic environment.

“We have more clearly learned that there still is an education process involved with many of our advertising partners that Loop is an extension of Connected Television (“CTV”) and digital video budgets as opposed to just digital out-of-home (“DOOH”). We have worked with these partners extensively over the past several months to encourage them to once again open up their budgets to all forms of digital video, which will help us going forward, as it did in previous quarters,” said Neil Watanabe, Chief Financial Officer of Loop Media.

Gross profit in the 2023 fiscal third quarter was $1.8 million compared to $3.8 million for the same period in fiscal 2022. Gross margin was 31.8% in the 2023 fiscal third quarter compared to 35% in the prior period. The decrease was primarily driven by revenue mix as well as incremental licensing costs.

Total sales, general, and administrative ("SG&A") expenses (excluding stock-based compensation and depreciation and amortization) in the 2023 fiscal third quarter were $6.3 million compared to $5.9 million for the same period in fiscal 2022 and $7.8 million for the 2023 fiscal second quarter. The year-over-year increase was primarily due to greater customer acquisition and retention expenses and stock compensation expenses, partially offset by decreased payroll costs. The quarter-over-quarter decrease was primarily due to a reduction in marketing spend and other operating expenses. Net loss in the 2023 fiscal third quarter was $(7.9) million or $(0.14) per share, compared to a net loss of $(5.7) million or $(0.11) per share for the same period in fiscal 2022.

Adjusted EBITDA in the fiscal 2023 third quarter was $(3.7) million compared to $(1.9) million for the same period in fiscal 2022.

On June 30, 2023, cash and cash equivalents were $6.4 million compared to $4.7 million on March 31, 2023. The increase was primarily driven by proceeds of $8.3 million from equity offerings under the Company’s equity at-the-market (“ATM”) sales program. As of June 30, 2023, the Company had total debt of $10.1 million compared to $9.1 million as of March 31, 2023.

Conference Call

The Company will conduct a conference call today, August 8, 2023, at 5:00 p.m. Eastern Daylight Time to discuss financial and operating results for its third quarter ended June 30, 2023.

Loop's management will host the conference call, followed by a question and answer period.

Date: August 8, 2023

Time: 5:00 p.m. Eastern Standard Time

Participant registration link: here

Below are the details for those participants who would like to dial in and ask questions.

Conference ID: 7218531

Participant Toll-Free Dial-In Number: 1 (800) 715-9871

Participant International Dial-In Number: 1 (646) 307-1963

The conference call will also be available for replay on the investor relations section of the Company's website at www.loop.tv/investors.

About Loop Media, Inc.

Loop Media, Inc. ("Loop Media") (NYSE American: LPTV) is a leading digital out-of-home (“DOOH”) TV and digital signage platform optimized for businesses, providing free music video, news, sports and entertainment channels through its Loop TV service. Loop Media is the leading company in the U.S. licensed to stream music videos to businesses through its proprietary Loop Player.

Loop Media's digital video content reaches millions of viewers in DOOH locations including bars/restaurants, office buildings, retail businesses, college campuses, airports and on free ad-supported TV platforms and at local gas stations on GSTV terminals in the United States.

Loop is fueled by one of the largest and most important short form entertainment libraries that includes music videos, movie trailers and live performances. Loop Media's non-music channels cover a multitude of genres and moods and include sports highlights, news, lifestyle and travel videos, viral videos and more.  Loop Media's streaming services generate revenue from advertising, sponsorships, integrated marketing, branded content and from subscriptions.

To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram: @loopforbusiness

X (Twitter): @loopforbusiness

LinkedIn: https://www.linkedin.com/company/loopforbusiness/

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media's expected performance, ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media's ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media's Securities and Exchange Commission filings are available at www.sec.gov.

Non-GAAP Measures

Loop Media uses non-GAAP financial measures, including adjusted EBITDA and quarterly active units or QAUs, as supplemental measures of the performance of the Company's business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Loop Media's financial results under generally accepted accounting principles in the United States of America ("U.S. GAAP"). The tables below provide a reconciliation of adjusted EBITDA to the most nearly comparable measure under U.S. GAAP.

The Company defines an "active unit" as (i) an ad-supported Loop Player (or DOOH location using our ad-supported service through our "Loop for Business" application or using a DOOH venue-owned computer screening our content) that is online, playing content, and has checked into the Loop analytics system at least once in the 90-day period or (ii) a DOOH location customer using our paid subscription service at any time during the 90-day period. The Company uses "QAU" to refer to the number of such active units during such period.

Loop Media Investor Contact
James Cerna, Head of Capital Markets
ir@loop.tv

Loop Media Press Contact
Jon Phillips

jon@phillcomm.global

LOOP MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2023	2022	2023	2022
Revenue	$5,734,976	$10,804,083	$25,954,038	$18,679,956
Cost of revenue
Cost of revenue - Advertising and Legacy and other revenue	3,132,568	6,742,460	14,767,807	11,045,440
Cost of revenue - depreciation and amortization	779,165	275,823	2,091,876	933,037
Total cost of revenue	3,911,733	7,018,283	16,859,683	11,978,477
Gross profit	1,823,243	3,785,800	9,094,355	6,701,479
Gross margin %	31.8%	35.0%	35.0%	35.9%

Operating expenses
Sales, general and administrative	6,284,514	5,942,793	22,011,961	14,956,990
Stock-based compensation	2,592,369	1,479,774	6,858,983	4,202,286
Depreciation and amortization	295,008	130,864	717,733	195,666
Restructuring costs	146,672	—	146,672	—
Total operating expenses	9,318,563	7,553,431	29,735,349	19,354,942

Loss from operations	(7,495,320)	(3,767,631)	(20,640,994)	(12,653,463)

Other income (expense)
Interest income	—	—	—	200
Interest expense	(962,718)	(978,435)	(2,889,745)	(1,976,941)
Loss on extinguishment of debt	—	(944,614)	—	(944,614)
Gain on extinguishment of debt	—	—	—	490,051
Change in fair value of derivatives	—	18,395	—	164,708
Employee retention credits	648,543	—	648,543	—
Other expense	(65,643)	—	(68,267)	—
Total expense	(379,818)	(1,904,654)	(2,309,469)	(2,266,596)
Loss before income taxes	(7,875,138)	(5,672,285)	(22,950,463)	(14,920,059)
Income tax (expense)/benefit	(394)	—	(1,624)	(1,051)
Net loss	$(7,875,532)	$(5,672,285)	$(22,952,087)	$(14,921,110)

Basic and diluted net loss per common share	$(0.14)	$(0.11)	$(0.41)	$(0.32)

Weighted average number of basic and diluted common shares outstanding	56,604,812	51,172,644	56,455,743	47,061,092

LOOP MEDIA, INC.

EBITDA RECONCILIATION

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2023	2022	2023	2022
GAAP net loss	$(7,875,532)	$(5,672,285)	$(22,952,087)	$(14,921,110)
Adjustments to reconcile to EBITDA:
Interest expense	962,718	978,435	2,889,745	1,976,941
Interest income	—	—	—	(200)
Depreciation and amortization expense*	1,074,173	406,687	2,809,608	1,128,702
Income tax expense (benefit)	394	—	1,624	1,051

EBITDA	$(5,838,247)	$(4,287,163)	$(17,251,110)	$(11,814,616)

* Includes amortization of content assets and for cost of revenue and operating expenses and ATM facility.

LOOP MEDIA, INC.

ADJUSTED EBITDA RECONCILIATION

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2023	2022	2023	2022
GAAP net loss	$(7,875,532)	$(5,672,285)	$(22,952,087)	$(14,921,110)
Adjustments to reconcile to Adjusted EBITDA:
Interest expense	962,718	978,435	2,889,745	1,976,941
Interest income	—	—	—	(200)
Depreciation and amortization expense*	1,074,173	406,687	2,809,608	1,128,702
Income tax expense (benefit)	394	-	1,624	1,051
Stock-based compensation**	2,592,369	1,479,774	6,858,983	4,202,286
Non-recurring expense	209,287	-	209,287
Gain on extinguishment of debt	—	—	—	(490,051)
Loss on obligations	—	944,614	—	944,614
Change in fair value of derivative	—	(18,395)	—	(164,708)
Employee retention credits	(648,543)	—	(648,543)	—
Other expense	3,027	—	5,651	—

Adjusted EBITDA	$(3,682,107)	$(1,881,170)	$(10,825,732)	$(7,322,475)

* Includes amortization of content assets and for cost of revenue and operating expenses and ATM facility.

** Includes options, Resticted Stock Units ("RSUs") and warrants.

LOOP MEDIA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	September 30, 2022
	(UNAUDITED)
ASSETS
Current assets
Cash	$6,386,288	$14,071,914
Accounts receivable, net	5,500,412	12,590,970
Prepaid expenses and other current assets	1,413,512	1,496,566
Content assets - current	2,462,777	745,633
Total current assets	15,762,989	28,905,083
Non-current assets
Deposits	64,036	63,889
Content assets - non current	579,869	678,659
Deferred offering costs	471,473	—
Property and equipment, net	2,913,159	1,633,169
Operating lease right-of-use assets	—	76,696
Intangible assets, net	506,000	590,333
Total non-current assets	4,534,537	3,042,746
Total assets	$20,297,526	$31,947,829
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,204,563	$7,453,801
Accrued liabilities	2,721,627	5,620,873
Accrued royalties and revenue share	3,810,862	4,559,088
Payable on acquisition	—	250,125
License content liabilities - current	568,906	1,092,819
Deferred Income	—	140,764
Lease liability - current	—	75,529
Non-revolving line of credit, related party	5,493,289	—
Non-revolving line of credit	1,967,157	—
Total current liabilities	19,766,404	19,192,999
Non-current liabilities
Non-revolving line of credit	409,632	1,494,469
Non-revolving line of credit, related party	—	2,575,753
Revolving line of credit	2,246,060	3,030,516
Total non-current liabilities	2,655,692	7,100,738
Total liabilities	22,422,096	26,293,737

Commitments and contingencies	—	—

Stockholders’ equity
Common Stock, $0.0001 par value, 105,555,556 shares authorized, 59,183,668 and 56,381,209 shares issued and outstanding as of June 30, 2023, and September 30, 2022, respectively	5,918	5,638
Additional paid in capital	117,143,464	101,970,318
Accumulated deficit	(119,273,952)	(96,321,864)
Total stockholders' equity	(2,124,570)	5,654,092
Total liabilities and stockholders' equity	$20,297,526	$31,947,829

LOOP MEDIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,952,087)	$(14,921,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,842,003	1,532,792
Depreciation and amortization expense	717,733	195,666
Amortization of content assets	2,091,876	933,036
Amortization of right-of-use assets	76,696	118,719
Bad debt expense	—	20,000
Gain on extinguishment of debt	—	(490,051)
Loss on early extinguishment of convertible debt	—	944,614
Change in fair value of derivative	—	(164,708)
Warrants issued for consulting services	—	4,202,286
Stock-based compensation	6,858,983	—
Option exercise	38,410	—
Warrants issued in conjunction with debt	136,103	—
Payment in kind for interest stock issuance	—	177,000
Change in operating assets and liabilities:
Accounts receivable	7,090,558	(10,049,799)
Prepaid income tax	—	(1,842)
Inventory	4,397	210,494
Prepaid expenses	78,632	(741,364)
Deposit	(147)	(29,590)
Accounts payable	(2,605,012)	2,558,353
Accrued liabilities	(2,899,246)	5,269,758
Accrued royalties and revenue share	(748,226)	2,683,245
Licensed content liability	(4,132,894)	(1,109,750)
Operating lease liabilities	(75,529)	(123,453)
Deferred income	(140,764)	(47,252)
NET CASH USED IN OPERATING ACTIVITIES	(14,618,514)	(8,832,956)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,483,498)	(956,889)
NET CASH USED IN INVESTING ACTIVITIES	(1,483,498)	(956,889)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	8,318,110	1,250,000
Proceeds from issuance of convertible debt	—	2,079,993
Proceeds from non-revolving line of credit	—	6,222,986
Proceeds from line of credit	37,974,347	—
Payments from line of credit	(36,262,546)	—
Debt issuance costs	(538,381)	—
Issuance costs for stock uplist	(179,380)	—
Deferred offering costs	(646,840)	(500,092)
Payment of acquisition related consideration	(250,125)	—
Repayment of convertible debt	—	(2,715,865)
Short swing profit recovery	1,201	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,416,386	6,337,022

Change in cash and cash equivalents	(7,685,626)	(3,452,823)
Cash, beginning of period	14,071,914	4,162,548
Cash, end of period	$6,386,288	$709,725

SUPPLEMENTAL DISCLOSURES OF CASH FLOW STATEMENTS
Cash paid for interest	$945,939	$153,009
Cash paid for income taxes	$1,624	$1,051

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Payment in kind common stock payment	$—	$177,000
Early extinguishment of convertible debt	$—	$944,614
Warrants issued in conjunction with debt	$136,103	$3,036,970
Beneficial conversion feature recorded as discounted debt	$—	$2,079,993
Unpaid deferred offering costs	$157,731	$40,017
Unpaid additions to property and equipment	$412,256	$—